EXHIBIT 3

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed by Weston Presidio Service Company, LLC on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate. It is understood and agreed that a copy of this Agreement shall be attached as an exhibit of the foregoing statement on Schedule 13D.

Date: July 21, 2003	WESTON PRESIDIO CAPITAL MANAGEMENT III, LLC

	By:	/S/ MICHAEL P. LAZARUS

Michael P. Lazarus Managing Member

	By:	/S/ MICHAEL F. CRONIN

Michael F. Cronin Managing Member

WESTON PRESIDIO CAPITAL III, L.P.

	By:	Weston Presidio Capital Management III, LLC

	By:	/S/ MICHAEL P. LAZARUS

Michael P. Lazarus Managing Member

WPC ENTREPRENEUR FUND, L.P.

	By:	Weston Presidio Capital Management III, LLC

	By:	/S/ MICHAEL P. LAZARUS

Michael P. Lazarus Managing Member

/S/ MICHAEL F. CRONIN

Michael F. Cronin

/S/ MICHAEL P. LAZARUS

Michael P. Lazarus

/S/ PHILIP W. HALPERIN

Philip W. Halperin

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